Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-224408; 333-233524; and No. 333-236029) and Form S-8 (No. 333-227704) of Coda Octopus Group, Inc. of our report dated January 28, 2020, with respect to the consolidated financial statements as of and for the years ended October 31, 2019 and 2018, of Coda Octopus Group, Inc. which are part of this Annual Report on Form 10-K.

/s/ Frazier & Deeter, LLC
Frazier & Deeter, LLC
Tampa, Florida
January 28, 2020